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                                 EXHIBIT 10.2

                             The Equity Agreement
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                                                                    EXHIBIT 10.2

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                                EQUITY AGREEMENT

                                     DATED

                                OCTOBER 29, 1998

                                  BY AND AMONG

                        CGW SOUTHEAST PARTNERS III, L.P.

                                      AND

                           GORGES HOLDING CORPORATION

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                                                                  EXECUTION COPY

                                EQUITY AGREEMENT
                                ----------------

     THIS EQUITY AGREEMENT (this "Agreement") is entered into on this 29th day of October, 1998, by and among CGW SOUTHEAST PARTNERS III, L.P., a Delaware limited partnership ("CGW") and GORGES HOLDING CORPORATION, a Delaware corporation ("GHC").

     WHEREAS, CGW and GHC are parties to that certain Securities Purchase and Stockholders Agreement dated November 25, 1996 (the "Stockholders Agreement") by and among GHC, CGW, Mellon Bank, N.A., as Trustee for First Plaza Group Trust ("First Plaza"), NationsBanc Investment Corporation, a Delaware corporation ("NationsBank"), J. David Culwell, Richard E. Mitchell, Randall H. Collins, Robert M. Powers, Hernando Aviles and Stuart Alan Ensor (First Plaza, NationsBank and Messrs. Culwell, Mitchell, Collins, Powers, Aviles and Ensor are each an "Other Stockholder" and, collectively, the "Other Stockholders");

     WHEREAS, the capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Stockholders Agreement;

     WHEREAS, the Board of Directors of GHC has approved a plan for the reorganization and refinancing of GHC intended to reduce indebtedness and improve GHC's ability to meet its debt service obligations (the "Reorganization Plan");

     WHEREAS, as part of the Reorganization Plan, and subject to the Minimum Tender Condition, Senior Financing Condition, Bridge Financing Condition and Amendment Condition (as those terms are defined herein), GHC proposes to issue and sell up to 3,675,000 shares of Stock (the "Shares") for Four Dollars ($4.00) per share (the "Price Per Share");

     WHEREAS, Section 8 of the Stockholders Agreement requires GHC to offer the Shares to CGW and each of the Other Stockholders in proportion to their respective pro rata share of the current number of outstanding and issued shares of Common Stock ("Pro Rata Share") for the Price Per Share;

     WHEREAS, Gorges/Quik-To-Fix Foods, Inc., a Delaware corporation and wholly owned subsidiary of GHC ("Gorges"), proposes to make an offer (the "Tender Offer") to purchase not less than Thirty Six Million Dollars ($36,000,000) and up to Forty Six Million Dollars ($46,000,000) aggregate principal amount of its 11 1/2% Senior Subordinated Notes Due 2006, Series B (the "Notes") guaranteed by GHC using a written offer in substantially the form attached hereto as Exhibit A
                                                                       ---------
(the "Offer to Purchase");

     WHEREAS, upon consummation of the Offer to Purchase, Gorges will be obligated to make an interest payment on the outstanding Notes in an amount up to

$3,000,000, depending on the aggregate principal amount of Notes that remain outstanding after the consummation of the Offer to Purchase (the "Interest Payment");

     WHEREAS, GHC desires to provide Gorges with the funds necessary to make the Interest Payment using funds made available to GHC by CGW under the Bridge Financing Condition (as defined herein);

     WHEREAS, because of timing considerations related to Gorges making the Offer to Purchase, it is not practical for GHC to comply with the provisions of
Section 8 of the Stockholders Agreement prior to the consummation of the Offer to Purchase;

     WHEREAS, in order to provide assurances to GHC that the Shares it proposes to issue and sell will be fully subscribed for prior to such time as Gorges makes the Offer to Purchase, CGW has agreed, subject to the satisfaction of the Minimum Tender Condition, the Senior Debt Condition, the Bridge Financing Condition and the Amendment Condition, to subscribe for and purchase all of the Shares; and

     WHEREAS, as soon as practical, GHC will notify the Other Stockholders of such proposed issuance, and CGW shall afford to the Other Stockholders the right to purchase from it each Other Stockholders' Pro Rata Share of the Shares at the Price Per Share.

     NOW, THEREFORE, for and in consideration of the above mutual representations, warranties, covenants and agreements and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually covenant and agree as follows:

                                   SECTION 1
                        PURCHASE AND SALE OF SECURITIES
                        -------------------------------

     1.1  Purchase and Sale of Class A Stock by CGW.  Subject to the
          -----------------------------------------
satisfaction of the conditions precedent in Section 1.2, GHC agrees to issue and sell the shares to CGW and CGW agrees to purchase the Shares from GHC for the Price Per Share. The amount equal to the product of the Shares and the Price Per Share is hereinafter referred to as the "Aggregate Purchase Price".

     1.2  Conditions Precedent to Closing.  Notwithstanding any other provisions
          -------------------------------
set forth herein, the obligation of CGW to purchase the Shares at the Closing (as defined below) is subject to the fulfillment or waiver of all of the following conditions prior to, or contemporaneously with, the Closing.

          1.2.1  The Minimum Tender Condition.  There shall have been validly
                 ----------------------------
tendered (and not withdrawn) prior to the Expiration Date (as defined in the Offer to Purchase) not less than Thirty Six Million Dollars ($36,000,000) in the aggregate principal amount of the Notes ("the Minimum Tender Condition").

          1.2.2  The Senior Financing Condition.  There shall have been
          -----  ------------------------------
completed an amendment to the Credit Agreement, which amendment is in a form and substance satisfactory to CGW in its sole and absolute discretion (the "Senior Financing Condition").

          1.2.3  The Bridge Financing Condition.  GHC shall have made available
                 ------------------------------
to Gorges, through the purchase of additional equity or debt securities of Gorges, up to Three Million Dollars ($3,000,000) to finance the Interest Payment (the "Bridge Financing Condition").

          1.2.4  The Amendment Condition.  The following actions shall have been
                 -----------------------
taken and completed by GHC (the "Amendment Condition"):

                 (a) The Board of Directors of GHC shall have adopted, by unanimous written action of such directors, without a meeting formally convened, resolutions substantially in the form of Exhibit B hereto (i) adopting an
                                         ---------
Amendment of the Certificate of Incorporation, pursuant to which the capitalization of GHC shall be increased such that the number of authorized shares of Class A Stock is Ten Million (10,000,000), the number of authorized shares of Class B Stock is Two Million (2,000,000) and the number of shares of Preferred Stock without designation is One Million (1,000,000) (the "Amendment"), (ii) calling a special meeting of the stockholders of GHC by no later than November 10, 1998, and (iii) recommending that the Amendment be approved by the stockholders of GHC.

                 (b) By no later than November 10, 1998, the stockholders of GHC shall have acted by unanimous written action, without a meeting formally convened, to adopt resolutions substantially in the form attached as Exhibit C
                                                                     ---------
hereto.

                 (c) As soon as practicable following an approval of the Amendment by the stockholders of GHC, GHC shall file the Amendment with the Secretary of State of the State of Delaware, and shall cause the same to become effective in accordance with Section 103 of the Delaware General Corporation Law.

                 (d) GHC shall receive a certificate from the Secretary of State of the State of Delaware certifying the filing of the Amendment.

     1.3  Closing.  Subject to the satisfaction or waiver of all conditions
          -------
precedent which are set forth in Section 1.2, the purchase of the Shares by CGW and consummation of the Bridge Financing described in Section 2 below shall take place contemporaneously at a closing (the "Closing") to be held at the offices of Alston & Bird, 1201 W. Peachtree Street, Atlanta, Georgia 30309, on December 1, 1998, or such later date agreed upon by GHC and CGW (the "Closing Date)".

     1.4  Deliveries at the Closing.   CGW shall pay for the Shares subscribed
          -------------------------
for hereunder by (a) transferring to GHC at the Closing Twelve Million Dollars ($12,000,000)
in aggregate face amount of Notes now owned by CGW which shall be valued at Four Million Dollars ($4,000,000) for purposes of payment for the Shares, and (b) paying by wire transfer to the account of GHC, subject to the adjustments in
Section 3.2, the balance of the Aggregate Purchase Price for the Shares. In consideration of the delivery of the Aggregate Purchase Price, GHC shall deliver to CGW a certificate registered in the name of CGW representing the Shares purchased by CGW hereunder.

                                   SECTION 2
                                BRIDGE FINANCING

     2.1  Bridge Financing.  Subject to the satisfaction of the Minimum Tender
          ----------------
Condition, the Senior Financing Condition and the Amendment Condition set forth in Sections 1.2.1, 1.2.2 and 1.2.4, respectively, CGW shall make available to GHC, through the purchase of debt or equity securities of GHC, up to Three Million Dollars ($3,000,000) to GHC (the "Bridge Financing"). Promptly upon consummation of the Bridge Financing, the proceeds of the Bridge Financing shall be made available by GHC to Gorges to satisfy the Bridge Financing Condition described in Section 1.2.3.

     2.2  Subordination of the Bridge Loan Financing.  If the Bridge Financing
          ------------------------------------------
is made through the purchase by CGW of debt securities of GHC, CGW agrees to execute and deliver such other evidence of the subordination of the Bridge Financing to the prior payment of the indebtedness from time to time outstanding under the Credit Agreement, as the same may be from time to time amended, supplemented or replaced, and the indebtedness evidenced by the Notes that remain outstanding following completion of the Offer to Purchase.

                                   SECTION 3
                        OFFER TO THE OTHER STOCKHOLDERS

     3.1  Notice to the Other Stockholders.  As soon as practicable, but in all
          --------------------------------
events within three business days following the Closing, GHC and CGW shall give the notice required by Section 8 of the Stockholders Agreement to the Other Stockholders.

     3.2  Shares Offered to Other Stockholders.  If GHC receives timely notice
          ------------------------------------
from any Other Stockholder stating that such Other Stockholder desires to purchase his, her or its Pro Rata Share of the Shares, CGW will promptly transfer to such Other Stockholder such Pro Rata Share of the Shares against payment to CGW by such Other Stockholder of an amount equal to the product of the Price Per Share times the number of shares transferred to such Other Stockholder.

                                   SECTION 4
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     4.1  Representations and Warranties of CGW.  CGW represents and warrants to
          -------------------------------------
GHC as follows:

          4.1.1  Organization and Qualification.  CGW is a partnership that is
                 ------------------------------
duly organized, validly existing and in good standing under the laws of Delaware.

          4.1.2  Authority.  CGW is an "accredited investor" as such term is
                 ---------
defined in Rule 501 of the Rules and Regulations promulgated under the Securities Act of 1933, as amended, and has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by CGW of this Agreement have been duly and validly authorized and approved by all necessary action on the part of CGW.

          4.1.3  Investment.  The Class A Stock to be purchased by CGW hereunder
                 ----------
is being acquired for investment purposes only and for CGW's own account and not with a view to the resale or distribution of any part thereof, except for resales to Other Stockholders as provided in Section 3 to satisfy the rights of such Other Stockholders under Section 8 of the Stockholders Agreement.

          4.1.4  Sophistication.  CGW has such knowledge and experience in
                 --------------
financial and business matters as to be capable of evaluating the merits and risks of its investment in the Class A Stock; CGW has the ability to bear the economic risks of such investment; CGW has the capacity to protect his or its own interests in connection with the transactions contemplated by this Agreement; and CGW has had an opportunity to obtain such financial and other information from GHC as it deems necessary or appropriate in connection with evaluating the merits of the investment in the Class A Stock.

     4.2  Representations and Warranties of GHC. GHC represents and warrants to
          -------------------------------------
CGW as follows:

          4.2.1  Legal Status; Qualification.
                 ---------------------------

          (a) GHC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. GHC is duly qualified or licensed to do business and in good standing as a foreign corporation in all jurisdictions where the failure to be so qualified or licensed would have a Material Adverse Effect (as defined in the Stockholders Agreement). GHC is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws.

          (b) As of the Closing, the only subsidiary of GHC is Gorges. Gorges is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Gorges is duly qualified or licensed to do business and in good standing as a foreign corporation in all jurisdictions where the failure to be so qualified or licensed would have a Material Adverse Effect. Gorges is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws.

          4.2.2  Corporate Power and Authority; Governmental or Other Consents.
                 -------------------------------------------------------------
Gorges and GHC each have all requisite corporate power and authority to carry on their business as presently conducted and as currently proposed to be conducted, and to own, lease, sell or operate their properties. GHC has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, and any other instruments or documents executed and delivered by it hereunder. No governmental or other consents, approvals, authorizations, registrations, declarations or filings are required for the execution, delivery and performance of this Agreement by GHC. Neither GHC nor any of its subsidiaries are subject to any law, rule or regulation restricting in any way its ability to issue shares of its capital stock or rights to acquire such shares.

          4.2.3  Due Authorization; Validity; Enforceability.  This Agreement
                 -------------------------------------------
and all other instruments or documents executed by GHC in connection herewith have been duly authorized, executed and delivered, and constitute legal, valid and binding obligations of GHC, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general principles of equity (whether considered in an action at law or in equity).

          4.2.4  Truth and Accuracy of Information.  None of the documents,
                 ---------------------------------
instruments and other information furnished to CGW by GHC contains any untrue statement of a material fact or omits to state any material fact necessary in order to make any statements made therein not misleading. No representation, warranty or statement made by GHC in this Agreement, or in any document or certificate delivered in connection herewith, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make any statements made therein not misleading. There is no fact which could reasonably be expected to have a Material Adverse Effect and which has not been disclosed in the documents provided to CGW.

          4.2.5  Litigation.  There is no (a) legal, administrative, arbitration
                 ----------
or other proceeding, suit, claim or action of any nature, investigation or controversy, pending or, to the knowledge of GHC, threatened against Gorges or GHC, whether at law or in equity, or before or by any arbitrator or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality that, if decided adversely to Gorges or GHC would have a Material Adverse Effect or would restrain or prohibit GHC from consummating the transactions provided for herein; or (b) judgment, decree, injunction or order of any court, governmental department, commission, agency, instrumentality or arbitrator against Gorges or GHC that would have a Material Adverse Effect or that would restrain or prohibit GHC from consummating the transactions provided for herein.

          4.2.6  Valid Issuance.  All of the outstanding capital stock of GHC
                 --------------
has been duly authorized and validly issued and is fully paid and non-assessable and has been issued in compliance with applicable securities and other similar laws. When issued in accordance with, and for the consideration specified in, this Agreement, the Class A Stock to be purchased by CGW hereunder will have been duly authorized and validly issued and will be fully paid and non-assessable with no personal liability attaching to the ownership thereof. CGW will receive title to the Class A Stock purchased by it hereunder free and clear of any lien, charge or encumbrance, other than as may be created by the action or inaction of CGW.

                                   SECTION 5
                COVENANTS, RIGHTS, OBLIGATIONS AND RESTRICTIONS
                -----------------------------------------------

     CGW and GHC hereby agree that CGW shall have, and continue to have the benefit of the covenants, rights, obligations and restrictions set forth in Sections 5 through 11 in the Stockholders Agreement with respect to the Shares purchased by CGW under this Agreement; provided that, such covenants, rights, obligations and restrictions are subject to termination under Section 11.1.4 of the Stockholders Agreement.

                                   SECTION 6
                                 MISCELLANEOUS
                                 -------------

     6.1  Termination. This Agreement and the transactions contemplated herein
          -----------
may be terminated at any time prior to the Closing by (a) CGW if the transactions contemplated hereby have not been closed or if any of the conditions set forth in Section 1.2 have not been satisfied or waived by CGW by December 5, 1998; or (b) the agreement of GHC and CGW.

     6.2  Successors and Assigns.  This Agreement shall be binding upon and
          ----------------------
inure to the benefit of the parties hereto and their respective permitted successors and assigns.

     6.3  Entire Agreement, Amendment.  This Agreement by GHC and CGW in
          ---------------------------
connection with, or as required by, this Agreement constitutes the entire agreement between GHC and CGW with respect to the transactions contemplated by this Agreement; supersedes all prior or contemporaneous negotiations, communications, discussions and correspondence concerning the subject matter hereof; and may be amended or modified only with the written consent of GHC and CGW.

     6.4  Severability of Provisions.  If any provision of this Agreement shall
          --------------------------
be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement, and the parties shall use their respective best efforts to negotiate and enter into an amendment to this Agreement whereby such provision will be modified in a manner that is consistent with the intended economic consequences of the invalid provision and that, as modified, is legal and enforceable.

     6.5  Governing Law.  This agreement shall be governed by and construed in
          -------------
accordance with the internal laws of the State of Delaware without giving effect to any choice of law or conflict, provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of Delaware to be applied.

     6.6  Counterparts.  This Agreement may be executed in separate
          ------------
counterparts, each of which, when so executed, shall be deemed to be an original and all of which, when taken together, shall constitute but one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first written above.

                              GORGES HOLDING CORPORATION


                              By: /s/ William A. Davies
                                  -------------------------------
                                  Vice President and Secretary



                              CGW SOUTHEAST PARTNERS III, L.P.

                              By:  CGW Southeast III, L.L.C., its
                                   General Partner

                              By:  CGW, Inc., its Manager


                              By: /s/ William A. Davies
                                  -------------------------------
                                  William A. Davies
                                  Managing Director